UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2008 (August 29, 2008)

Behringer Harvard Short-Term Opportunity
Fund I LP

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1620

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03               Material Modification to Rights of Security Holders.

At the special meeting of limited partners of Behringer Harvard Short-Term Opportunity Fund I LP (the “Partnership”) held on August 29, 2008, the Partnership’s limited partners approved the Partnership’s Second Amended and Restated Agreement of Limited Partnership (the “Second Amended and Restated Partnership Agreement”), which amends and restates the Partnership’s Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”).  The Second Amended and Restated Partnership Agreement was executed and adopted by the Partnership on September 5, 2008.

The following is a summary of the material amendments to the Partnership Agreement that are reflected in the Second Amended and Restated Partnership Agreement.  In addition to the material amendments described below, certain non-material amendments and conforming changes to the Partnership Agreement are reflected in the Second Amended and Restated Partnership Agreement.

Section 11.3(e)

Pursuant to the Second Amended and Restated Partnership Agreement, the provisions of Section 11.3(e) of the Partnership Agreement were revised to remove the limitations contained in the NASAA Statement of Policy Regarding Real Estate Programs (the “NASAA Guidelines”) with respect to the ability of the Partnership to borrow funds from its general partners or their affiliates.  Removal of such provisions may result in additional flexibility to the Partnership’s general partners and their affiliates to provide additional lending capacity for capital improvements to the Partnership’s properties and for any other purpose that is in the best interest of the Partnership.

Sections 11.3(j) and 13.4

The Second Amended and Restated Partnership Agreement revises Section 11.3(j) of the Partnership Agreement to allow the Partnership to own or lease property in a general partnership or joint venture with an affiliate of its general partners that is not publicly registered.  Formerly, as contained in the NASAA Guidelines, the Partnership was permitted to own or lease property in a general partnership or joint venture with an affiliate of its general partners only if such affiliate was publicly registered.

As a consequence of the revision to Section 11.3(j), Section 13.4 of the Partnership Agreement was revised to add a reference to the transactions described in Section 11.3(j) as a permitted transaction with a related party.

Section 11.3(q)

The Second Amended and Restated Partnership Agreement revises Section 11.3(q) of the Partnership Agreement (which contained no substantive provisions and was “reserved” for later use) to provide that notwithstanding any other provisions of the Second Amended and Restated Partnership Agreement (including those contained in the NASAA Guidelines), the Partnership’s general partners and their affiliates are not prohibited from purchasing all or any portion of the interest of partners or joint venturers (other than the Partnership) in a joint venture or partnership in which the Partnership has an interest.  If the Partnership’s general partners or their affiliates make such a purchase, the terms of the partnership or joint venture at or after such sale to the general partners or their affiliates could not be amended in a way that would adversely affect the Partnership or its limited partners.

Section 13.2

The Second Amended and Restated Partnership Agreement removes the NASAA Guidelines provisions contained in Section 13.2 of the Partnership Agreement that prohibit sales and leases of Partnership property to the Partnership’s general partners and their affiliates.  However, the Second Amended and Restated Partnership Agreement also provides safeguards for such transactions in order to ensure that the sale price or lease terms are fair and reasonable to the Partnership.

Description of Form of Lease

The Second Amended and Restated Partnership Agreement includes a form of lease as Appendix A.  To enter into a lease, the tenant would complete the blanks in the form of lease other than the base rental rate.  The base rental rate would be a market rental rate equal to that paid by tenants in connection with new lease transactions involving buildings of comparable quality, condition and age located in the same market area as the particular building that is the subject of the lease.  The determination of market rental rate also would take into account the amenities available, the length of the term, the construction allowance, the termination options (discussed below), the creditworthiness of the tenant and the guarantor, the rent structure of the lease, and other generally applicable conditions of tenancy for such lease transactions.

The form of lease also provides that the obligations of the tenant under the lease would be guaranteed by Behringer Harvard Holdings, LLC if the tenant is a subsidiary of Behringer Harvard Holdings, LLC, or if the tenant is a subsidiary of an investment program sponsored by the Partnership’s general partners or their affiliates, the obligations of the tenant under the lease would be guaranteed by such investment program.

The form of lease contains a buy-out provision that provides that the tenant can terminate the lease on nine months notice, upon payment of a termination fee equal to the sum of the landlord’s costs (as defined in the lease) plus six months rent.

The tenant would be able to assign the lease without consent, but the tenant and the guarantor would remain liable under the lease.

In connection with determining the amount of base rent, a senior officer from each of three nationally recognized real estate brokerage firms would designate a consultant within the officer’s company to act as a consultant for the lease.  Without limiting the companies that may qualify as “nationally or regionally recognized real estate brokerage firms,” the lease provides that the following firms (or their respective successors) qualify as such:  (a) CAPSTAR Commercial Real Estate Services, (b) CB Richard Ellis, Inc., (c) Cushman and Wakefield, Inc., (d) Grubb and Ellis Company, (e) Jones Lang LaSalle, and (f) The Staubach Company.  Each consultant must be a duly licensed real estate broker with at least ten years of experience in handling leases of office space in the same market area as the building in question.  Within fifteen days after the panel of three consultants is appointed, each consultant would independently prepare a written opinion of the market rental rate for the premises to be leased.  The amount of base rent to be incorporated into the lease would be equal to the average of the closest two of the three such determinations of the market rental rate; provided, however, that if the middle determination of the market rental rate is equally different in value from the highest and lowest determinations of the market rental rate, then the base rent would be equal to such middle determination of the market rental rate.

Description of Form of Purchase Agreement

The Second Amended and Restated Partnership Agreement also includes a form of purchase agreement as Appendix B.  To enter into a sale agreement for a Partnership property, the general partners or their affiliates would complete the blanks in the form of purchase agreement, other than the sale price.

The sale price for any purchase by the Partnership’s general partners or their affiliates of a Partnership property would be determined in one of two ways.  In the first method, the Partnership’s general partners would engage a nationally or regionally recognized real estate brokerage firm (as described above) to actively market the property for at least sixty days.  At the end of that period, the Partnership’s general partners could decide to sell the property to a bidder that resulted from the active marketing efforts, or the general partners or their affiliates could decide to purchase the property.  If the general partners or their affiliates decide to purchase the property, the form of purchase contract would be completed, and the purchase price would be the greater of (i) an appraisal obtained from a nationally recognized real estate brokerage firm as part of the sale process or (ii) the highest offer set forth in an executed letter of intent (as described in more detail in Exhibit B to the form of purchase agreement) for the property received during the six months prior to the execution of the purchase agreement between the Partnership and its general partners or their affiliates.

In the second method of determining the sale price, rather than engaging in an active marketing effort, the Partnership’s general partners would engage two nationally or regionally recognized real estate firms that offer valuation services, each of which would provide an appraisal of the property.  If this method is used, the sale price would be the greater of (i) the average of the two appraisals or (ii) the highest bona fide offer for the property received during the six months prior to the execution of the purchase agreement between the Partnership and its general partners or their affiliates.  Without limiting the companies that may qualify as “nationally or regionally recognized real estate firms that offer valuation services,” the purchase agreement provides that the following firms (or their respective successors) qualify as such:  (a) CB Richard Ellis, Inc; (b) Cushman and Wakefield, Inc; (c) Grubb and Ellis Company; (d) Land America Valuation Services; (e) PKF Consulting and (f) HVS Consulting and Valuation.

Section 15.1

The Second Amended and Restated Partnership Agreement removes the provisions in Section 15.1 of the Partnership Agreement contained in the NASAA Guidelines with respect to the limited partners’ access to the books and records of the Partnership, the limited partners’ rights to a list of the Partnership’s limited partners, and the liability of the Partnership if the list of limited partners is not provided to a requesting limited partner in a timely fashion.  These provisions were replaced by Texas statutory provisions regarding the Partnership records that must be kept and maintained, including a list of the Partnership’s limited partners, the Partnership’s tax returns, the Partnership’s governing documents and the Partnership’s books and records of accounts, as well as the rights of limited partners to inspect and copy such records.

Section 17.3(f)

Pursuant to the Second Amended and Restated Partnership Agreement, the provisions of Section 17.3(f) of the Partnership Agreement were deleted in their entirety (Section 17.3(f) has been “reserved” for later use).  Section 17.3(f) had pertained to the suitability standards applied to potential recipients of the Partnership’s units.  Formerly, limited partners were permitted to transfer their units only to persons or entities that met the suitability standards provided in Section 17.3(f) of the Partnership Agreement.  These provisions are contained in the NASAA Guidelines.  Removal of these provisions provides limited partners with greater ability to transfer their units through estate planning or otherwise, since recipients of units from limited partners no longer are subject to the financial suitability standards contained in the NASAA Guidelines.

The foregoing description of the amendments to the Partnership Agreement reflected in the Second Amended and Restated Partnership Agreement is qualified in its entirety by reference to the Second Amended and Restated Partnership Agreement, as approved by the Partnership’s limited partners on August 29, 2008 and executed and adopted by the Partnership on September 5, 2008, which has been filed as Exhibit 3.1 to this Form 8-K and is incorporated herein.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

	By:	Behringer Harvard Advisors II LP,
Co-General Partner

Dated: September 5, 2008		By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President - Corporate
Development & Legal and Secretary

EXHIBIT INDEX

3.1	Second Amended and Restated Agreement of Limited Partnership of Behringer Harvard Short-Term Opportunity Fund I LP